EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

FIRST QUARTER 2023 FINANCIAL RESULTS

First Quarter Highlights

●	Net income of $9.2 million, or $0.30 per diluted share; return on average assets (ROAA) of 0.78%; return on average stockholders' equity (ROAE) of 8.84%; and return on average tangible common equity (ROATCE)(1) of 10.45%
●	Adjusted net income(1) of $19.9 million; or $0.64 per diluted share; adjusted ROAA(1) of 1.69%; adjusted ROAE(1) of 19.08%; and adjusted ROATCE(1) of 22.55%
●	Completed merger with Town and Country Financial Corporation (“Town and Country”) on February 1, 2023
●	Asset quality remained strong with nonperforming assets to total assets of 0.20%
●	Net interest margin expanded 10 basis points to 4.20% from the fourth quarter of 2022

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

Bloomington, IL, April 26, 2023 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $9.2 million, or $0.30 diluted earnings per share, for the first quarter of 2023. This compares to net income of $13.1 million, or $0.46 diluted earnings per share, for the fourth quarter of 2022, and net income of $13.6 million, or $0.47 diluted earnings per share, for the first quarter of 2022.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “It was a strong start to 2023 for HBT. We posted excellent financial results which were underpinned by two strengths that we have been focused on for many years. Asset quality remains strong with low levels of problem loans and net recoveries recorded during the quarter. In addition, our deposit base which is very granular and nearly 70% retail as of March 31, 2023 has remained stable in balances since December 31, 2022, and the increase in the cost of these deposits was in line with our expectations as our overall cost of funds increased only 19 basis points for the quarter. These strengths contributed to strong net income after adjusting for acquisition related expenses. In addition to our strong financial results, we completed a successful close of the Town and Country acquisition which is expected to provide profitable growth, scale and enhance the long-term value of our company. Finally, I am excited by the leadership changes we have recently announced, as I will transition to an Executive Chairman role and Lance Carter, who has been with the bank since 2001, will take over as Chief Executive Officer effective on May 24, 2023.”

HBT Financial, Inc.

Adjusted Net Income

In addition to reporting GAAP results, the Company believes adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on sale of closed branch premises, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $19.9 million, or $0.64 adjusted diluted earnings per share, for the first quarter of 2023. This compares to adjusted net income of $13.9 million, or $0.48 adjusted diluted earnings per share, for the fourth quarter of 2022, and adjusted net income of $12.2 million, or $0.42 adjusted diluted earnings per share, for the first quarter of 2022 (see "Reconciliation of Non-GAAP Financial Measures" tables).

Acquisition of Town and Country

On February 1, 2023, HBT Financial completed its previously announced acquisition of Town and Country, the holding company for Town and Country Bank. The acquisition further enhances HBT Financial’s footprint in Central Illinois and expands our footprint into metro-east St. Louis. After considering business combination accounting adjustments, Town and Country added total assets of $906 million, total loans held for investment of $635 million, and total deposits of $720 million.

Cash consideration of $38.0 million and stock consideration of approximately 3.4 million shares of HBT Financial common stock resulted in aggregate consideration of $109.4 million. The fair value of the shares of HBT Financial common stock issued as part of the consideration paid to the holders of Town and Country common stock was determined on the basis of the closing price of $21.12 per share on February 1, 2023. Goodwill of $30.6 million was recorded in the acquisition.

Acquisition-related expenses consisted of the following during the first quarter of 2023 and fourth quarter of 2022:

	Three Months Ended
	March 31, 2023	December 31, 2022

	(dollars in thousands)
Provision for credit losses	$5,924	$—
Salaries	3,518	—
Data processing	1,855	304
Marketing and customer relations	14	—
Legal fees and other noninterest expense	1,753	326
Total acquisition-related expenses	$13,064	$630

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2023 was $46.8 million, an increase of 11.0% from $42.2 million for the fourth quarter of 2022. The increase was primarily attributable to the increase in earning assets following the Town and Country merger and higher yields on interest-earning assets. Partially offsetting these improvements were an increase in funding costs and a decrease in nonaccrual interest recoveries to $0.2 million during the first quarter of 2023 from $1.3 million during the fourth quarter of 2022.

Relative to the first quarter of 2022, net interest income increased 46.7% from $31.9 million. The increase was primarily attributable to higher yields on interest-earning assets and the increase in average interest-earning assets following the Town and Country merger.

Net interest margin for the first quarter of 2023 was 4.20%, compared to 4.10% for the fourth quarter of 2022. The increase was primarily attributable to higher yields on interest-earning assets and a more favorable mix of interest-earning assets, driven by the Town and Country merger and subsequent sale of the vast majority of the Town and Country securities portfolio, which was partially offset by higher funding costs. The contribution of nonaccrual interest recoveries to net interest margin was 2 basis points during the first quarter of 2023 and 13 basis points during the fourth quarter of 2022. Additionally, acquired loan discount accretion contributed 7 basis points to net interest margin during the first quarter of 2023 and 2 basis points during the fourth quarter of 2022.

HBT Financial, Inc.

Relative to the first quarter of 2022, net interest margin increased from 3.08%. This increase was primarily attributable to higher yields on interest-earning assets. Nonaccrual interest recoveries contributed 7 basis points to net interest margin, and acquired loan discount accretion contributed 1 basis point to net interest margin, during the first quarter of 2022.

Noninterest Income

Noninterest income for the first quarter of 2023 was $7.4 million, a decrease of 5.7% from $7.9 million for the fourth quarter of 2022. The decrease was primarily attributable to realized losses on sales of securities of $1.0 million as the vast majority of the securities portfolio acquired from Town and Country was sold with the sale proceeds used to reduce Federal Home Loan Bank borrowings. Partially offsetting these losses was a $0.5 million increase in mortgage servicing revenue, primarily due to the addition of Town and Country servicing portfolio which nearly doubled the size of our existing mortgage servicing portfolio.

Relative to the first quarter of 2022, noninterest income decreased 25.9% from $10.0 million. The decline was primarily due to a negative $0.6 million mortgage servicing rights fair value adjustment during the first quarter of 2023 compared to a positive $1.7 million MSR fair value adjustment during the first quarter of 2022. Additionally, the realized losses on sales of securities of $1.0 million were partially offset by increases in mortgage servicing revenue and credit and debit card income.

Noninterest Expense

Noninterest expense for the first quarter of 2023 was $35.9 million, an 8.5% increase from $33.1 million for the fourth quarter of 2022. The increase was primarily due to acquisition-related expenses of $7.1 million and higher base costs following the Town and Country merger. These increases were mostly offset by the absence of accruals for pending legal matters totaling $8.2 million that were included in the fourth quarter of 2022 results.

Relative to the first quarter of 2022, noninterest expense increased 48.7% from $24.2 million, also primarily attributable to acquisition-related expenses.

Loan Portfolio

Total loans outstanding, before allowance for credit losses, were $3.20 billion at March 31, 2023, compared with $2.62 billion at December 31, 2022 and $2.49 billion at March 31, 2022. The $575.3 million increase in total loans from December 31, 2022 included $635.4 million of loans acquired in the Town and Country merger. Excluding the impact of the Town and Country merger, the $60.1 million decrease in total loans was primarily driven by a variety of balance reductions across the portfolio, including $21.9 million of multi-family loans refinanced to the secondary market and $14.9 million of payoffs on loans exited due to the current credit environment. Additionally, significantly lower seasonal usage on grain elevator lines of credit presented a headwind to loan growth during the first quarter of 2023.

Deposits

Total deposits were $4.31 billion at March 31, 2023, compared with $3.59 billion at December 31, 2022 and $3.82 billion at March 31, 2022. The $723.5 million increase from December 31, 2022 included $720.4 million of deposits assumed in the Town and Country merger. Excluding the impact of the Town and Country merger, total deposits remained nearly unchanged, with a $30.5 million increase in noninterest-bearing deposits and a $13.8 million increase in time deposits mostly offset by a $28.6 million decrease in money market accounts and a $16.3 million decrease in savings accounts.

HBT Financial, Inc.

Adoption of CECL Methodology

On January 1, 2023, the Company adopted ASU 2016-13 (Topic 326), Measurement of Credit Losses on Financial Instruments, commonly referred to as the Current Expected Credit Loss (“CECL”) standard. Upon adoption of the CECL standard, a cumulative effect adjustment was recognized resulting in an after-tax decrease to retained earnings of $6.9 million as of January 1, 2023. This transition adjustment includes a $7.0 million impact due to the increase in the allowance for credit losses on loans, a $2.9 million impact due to the establishment of an allowance for credit losses on unfunded commitments, and a $2.7 million impact due to the tax effect of the transition adjustment.

Additionally, we also adopted the CECL standard using the prospective transition approach for purchased credit deteriorated (“PCD”) financial assets that were previously classified as purchased credit impaired (“PCI”) and accounted for under ASC 310-30. In accordance with the CECL standard, we did not reassess whether PCI assets met the criteria of PCD assets as of the date of adoption. On January 1, 2023, the amortized cost basis of the PCD assets were adjusted to reflect the addition of $0.2 million to the allowance for credit losses. The remaining noncredit discount will be accreted into interest income at the effective interest rate as of January 1, 2023.

Asset Quality

Nonperforming loans totaled $6.5 million, or 0.20% of total loans, at March 31, 2023, compared with $2.2 million, or 0.08% of total loans, at December 31, 2022, and $2.5 million, or 0.10% of total loans, at March 31, 2022. The $4.4 million increase in nonperforming loans from December 31, 2022 was primarily attributable to the Town and Country merger, which added $3.8 million in nonaccrual loans as of March 31, 2023, consisting primarily of one-to-four family residential real estate loans.

The Company recorded a provision for credit losses of $6.2 million for the first quarter of 2023 including the recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger. The remaining provision for credit losses primarily reflects the establishment of an allowance for credit losses of $0.6 million on debt securities available-for-sale, related to one bank subordinated debt security, a $0.2 million decrease in specific reserves, and net recoveries of $0.1 million.

The Company had net recoveries of $0.1 million, or (0.02)% of average loans on an annualized basis, for the first quarter of 2023, compared to net recoveries of $0.9 million, or (0.14)% of average loans on an annualized basis, for the fourth quarter of 2022, and net recoveries of $1.2 million, or (0.19)% of average loans on an annualized basis, for the first quarter of 2022.

The Company’s allowance for credit losses was 1.21% of total loans and 595% of nonperforming loans at March 31, 2023, compared with 0.97% of total loans and 1,175% of nonperforming loans at December 31, 2022.

Stock Repurchase Program

During the first quarter of 2023, the Company repurchased 79,463 shares of its common stock at a weighted average price of $19.92 under its stock repurchase program. The Company’s Board of Directors have authorized the repurchase of up to $15 million of HBT Financial common stock under its stock repurchase program in effect until January 1, 2024. As of March 31, 2023, the Company had $13.4 million remaining under the current stock repurchase authorization.

HBT Financial, Inc.

About HBT Financial, Inc.

HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Illinois and Eastern Iowa through 68 full-service branches. As of March 31, 2023, HBT had total assets of $5.0 billion, total loans of $3.2 billion, and total deposits of $4.3 billion.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, return on average tangible common equity, adjusted net income, adjusted earnings per share, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

HBT Financial, Inc.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof (including the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB (including the Company’s adoption of CECL methodology); (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xix) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

CONTACT:

Peter Chapman

HBTIR@hbtbank.com

(888) 897-2276

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands, except per share data)
Interest and dividend income	$51,779	$44,948	$33,335
Interest expense	4,942	2,765	1,407
Net interest income	46,837	42,183	31,928
Provision for credit losses	6,210	(653)	(584)
Net interest income after provision for credit losses	40,627	42,836	32,512
Noninterest income	7,437	7,889	10,043
Noninterest expense	35,933	33,110	24,157
Income before income tax expense	12,131	17,615	18,398
Income tax expense	2,923	4,475	4,794
Net income	$9,208	$13,140	$13,604

Earnings per share - Basic	$0.30	$0.46	$0.47
Earnings per share - Diluted	0.30	0.46	0.47

Adjusted net income (1)	$19,859	$13,886	$12,227
Adjusted earnings per share - Basic (1)	0.64	0.48	0.42
Adjusted earnings per share - Diluted (1)	0.64	0.48	0.42

Book value per share	$14.02	$12.99	$13.23
Tangible book value per share (1)	11.45	11.94	12.16

Shares of common stock outstanding	32,095,370	28,752,626	28,967,943
Weighted average shares of common stock outstanding	30,977,204	28,752,626	28,986,593

SUMMARY RATIOS
Net interest margin *	4.20%	4.10%	3.08%
Net interest margin (tax equivalent basis) * (1)(2)	4.26	4.17	3.13

Efficiency ratio	65.27%	65.85%	56.97%
Efficiency ratio (tax equivalent basis) (1)(2)	64.43	64.94	56.26

Loan to deposit ratio	74.13%	73.05%	65.19%

Return on average assets *	0.78%	1.23%	1.27%
Return on average stockholders' equity *	8.84	14.17	13.58
Return on average tangible common equity * (1)	10.45	15.45	14.71

Adjusted return on average assets * (1)	1.69%	1.30%	1.14%
Adjusted return on average stockholders' equity * (1)	19.08	14.98	12.20
Adjusted return on average tangible common equity * (1)	22.55	16.33	13.22

CAPITAL
Total capital to risk-weighted assets	15.11%	16.27%	16.86%
Tier 1 capital to risk-weighted assets	13.16	14.23	14.66
Common equity tier 1 capital ratio	11.79	13.07	13.40
Tier 1 leverage ratio	10.29	10.48	9.83
Total stockholders' equity to total assets	8.98	8.72	8.81
Tangible common equity to tangible assets (1)	7.45	8.06	8.16

ASSET QUALITY
Net charge-offs (recoveries) to average loans, before allowance for credit losses	(0.02)%	(0.14)%	(0.19)%
Allowance for credit losses to loans, before allowance for credit losses	1.21	0.97	0.99
Nonperforming loans to loans, before allowance for credit losses	0.20	0.08	0.10
Nonperforming assets to total assets	0.20	0.12	0.13

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share data)
Loans, including fees:
Taxable	$42,159	$35,839	$26,806
Federally tax exempt	952	952	662
Securities:
Taxable	6,616	6,421	4,649
Federally tax exempt	1,197	1,184	1,040
Interest-bearing deposits in bank	739	504	159
Other interest and dividend income	116	48	19
Total interest and dividend income	51,779	44,948	33,335

INTEREST EXPENSE
Deposits	2,374	849	569
Securities sold under agreements to repurchase	38	10	9
Borrowings	1,297	880	1
Subordinated notes	470	470	470
Junior subordinated debentures issued to capital trusts	763	556	358
Total interest expense	4,942	2,765	1,407
Net interest income	46,837	42,183	31,928
PROVISION FOR CREDIT LOSSES	6,210	(653)	(584)
Net interest income after provision for credit losses	40,627	42,836	32,512

NONINTEREST INCOME
Card income	2,658	2,642	2,404
Wealth management fees	2,338	2,485	2,289
Service charges on deposit accounts	1,871	1,701	1,652
Mortgage servicing	1,099	593	658
Mortgage servicing rights fair value adjustment	(624)	(293)	1,729
Gains on sale of mortgage loans	276	194	587
Realized gains (losses) on sales of securities	(1,007)	—	—
Unrealized gains (losses) on equity securities	(22)	33	(187)
Gains (losses) on foreclosed assets	(10)	(122)	40
Gains (losses) on other assets	—	17	193
Income on bank owned life insurance	115	42	40
Other noninterest income	743	597	638
Total noninterest income	7,437	7,889	10,043

NONINTEREST EXPENSE
Salaries	19,411	13,278	12,801
Employee benefits	2,335	2,126	2,444
Occupancy of bank premises	2,102	1,893	2,060
Furniture and equipment	659	633	552
Data processing	4,323	2,167	1,653
Marketing and customer relations	836	867	851
Amortization of intangible assets	510	140	245
FDIC insurance	563	276	288
Loan collection and servicing	278	278	157
Foreclosed assets	61	33	132
Other noninterest expense	4,855	11,419	2,974
Total noninterest expense	35,933	33,110	24,157
INCOME BEFORE INCOME TAX EXPENSE	12,131	17,615	18,398
INCOME TAX EXPENSE	2,923	4,475	4,794
NET INCOME	$9,208	$13,140	$13,604

EARNINGS PER SHARE - BASIC	$0.30	$0.46	$0.47
EARNINGS PER SHARE - DILUTED	$0.30	$0.46	$0.47
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	30,977,204	28,752,626	28,986,593

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands)
ASSETS
Cash and due from banks	$35,244	$18,970	$30,761
Interest-bearing deposits with banks	141,868	95,189	328,218
Cash and cash equivalents	177,112	114,159	358,979

Interest-bearing time deposits with banks	249	—	487
Debt securities available-for-sale, at fair value	854,622	843,524	933,922
Debt securities held-to-maturity	536,429	541,600	438,054
Equity securities with readily determinable fair value	3,145	3,029	3,256
Equity securities with no readily determinable fair value	1,980	1,977	1,927
Restricted stock, at cost	4,991	7,965	2,739
Loans held for sale	5,130	615	1,777

Loans, before allowance for credit losses	3,195,540	2,620,253	2,487,785
Allowance for credit losses	(38,776)	(25,333)	(24,508)
Loans, net of allowance for credit losses	3,156,764	2,594,920	2,463,277

Bank owned life insurance	23,447	7,557	7,433
Bank premises and equipment, net	65,119	50,469	52,005
Bank premises held for sale	235	235	1,081
Foreclosed assets	3,356	3,030	3,043
Goodwill	59,876	29,322	29,322
Intangible assets, net	22,842	1,070	1,698
Mortgage servicing rights, at fair value	19,992	10,147	9,723
Investments in unconsolidated subsidiaries	1,614	1,165	1,165
Accrued interest receivable	20,301	19,506	13,527
Other assets	56,617	56,444	25,550
Total assets	$5,013,821	$4,286,734	$4,348,965

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,218,888	$994,954	$1,069,231
Interest-bearing	3,091,633	2,592,070	2,746,838
Total deposits	4,310,521	3,587,024	3,816,069

Securities sold under agreements to repurchase	34,919	43,081	50,834
Federal Home Loan Bank advances	75,183	160,000	—
Subordinated notes	39,415	39,395	39,336
Junior subordinated debentures issued to capital trusts	52,746	37,780	37,731
Other liabilities	50,939	45,822	21,840
Total liabilities	4,563,723	3,913,102	3,965,810

Stockholders' Equity
Common stock	327	293	293
Surplus	294,441	222,783	221,735
Retained earnings	228,782	232,004	203,076
Accumulated other comprehensive income (loss)	(62,175)	(71,759)	(36,100)
Treasury stock at cost	(11,277)	(9,689)	(5,849)
Total stockholders’ equity	450,098	373,632	383,155
Total liabilities and stockholders’ equity	$5,013,821	$4,286,734	$4,348,965

SHARE INFORMATION
Shares of common stock outstanding	32,095,370	28,752,626	28,967,943

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands)
LOANS
Commercial and industrial	$333,013	$266,757	$291,909
Commercial real estate - owner occupied	317,103	218,503	237,000
Commercial real estate - non-owner occupied	854,024	713,202	687,617
Construction and land development	389,142	360,824	320,030
Multi-family	362,672	287,865	243,447
One-to-four family residential	482,732	338,253	327,791
Agricultural and farmland	243,357	237,746	232,528
Municipal, consumer, and other	213,497	197,103	147,463
Loans, before allowance for credit losses	$3,195,540	$2,620,253	$2,487,785

PPP LOANS (included above)
Commercial and industrial	$25	$28	$16,184
Agricultural and farmland	—	—	392
Total PPP Loans	$25	$28	$16,576

	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$1,218,888	$994,954	$1,069,231
Interest-bearing demand	1,270,454	1,139,150	1,167,058
Money market	662,088	555,425	597,464
Savings	738,719	634,527	687,147
Time	420,372	262,968	295,169
Total deposits	$4,310,521	$3,587,024	$3,816,069

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average			Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$3,012,320	$43,111	5.80%	$2,600,746	$36,791	5.61%	$2,507,006	$27,468	4.44%
Securities	1,411,613	7,813	2.24	1,396,401	7,605	2.16	1,321,918	5,689	1.75
Deposits with banks	92,363	739	3.24	76,507	504	2.61	370,130	159	0.17
Other	7,425	116	6.33	5,607	48	3.37	2,739	19	2.80
Total interest-earning assets	4,523,721	$51,779	4.64%	4,079,261	$44,948	4.37%	4,201,793	$33,335	3.22%
Allowance for credit losses	(33,301)			(25,404)			(24,099)
Noninterest-earning assets	274,870			188,942			165,752
Total assets	$4,765,290			$4,242,799			$4,343,446

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,230,644	$458	0.15%	$1,125,877	$177	0.06%	$1,143,829	$142	0.05%
Money market	634,608	935	0.60	572,718	379	0.26	598,271	121	0.08
Savings	709,862	178	0.10	640,668	53	0.03	649,563	50	0.03
Time	356,779	803	0.91	266,117	240	0.36	310,675	256	0.33
Total interest-bearing deposits	2,931,893	2,374	0.33	2,605,380	849	0.13	2,702,338	569	0.09
Securities sold under agreements to repurchase	39,619	38	0.38	51,703	10	0.08	53,054	9	0.07
Borrowings	113,896	1,297	4.62	92,120	880	3.79	500	1	0.71
Subordinated notes	39,403	470	4.83	39,384	470	4.73	39,325	470	4.84
Junior subordinated debentures issued to capital trusts	47,586	763	6.50	37,770	556	5.84	37,721	358	3.85
Total interest-bearing liabilities	3,172,397	$4,942	0.63%	2,826,357	$2,765	0.39%	2,832,938	$1,407	0.20%
Noninterest-bearing deposits	1,121,365			1,023,355			1,077,917
Noninterest-bearing liabilities	49,316			25,220			26,302
Total liabilities	4,343,078			3,874,932			3,937,157
Stockholders' Equity	422,212			367,867			406,289
Total liabilities and stockholders’ equity	$4,765,290			$4,242,799			$4,343,446

Net interest income/Net interest margin (1)		$46,837	4.20%		$42,183	4.10%		$31,928	3.08%
Tax-equivalent adjustment (2)		702	0.06		698	0.07		529	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$47,539	4.26%		$42,881	4.17%		$32,457	3.13%
Net interest rate spread (4)			4.01%			3.98%			3.02%
Net interest-earning assets (5)	$1,351,324			$1,252,904			$1,368,855
Ratio of interest-earning assets to interest-bearing liabilities	1.43			1.44			1.48
Cost of total deposits			0.24%			0.09%			0.06%
Cost of funds			0.47			0.28			0.15

*       Annualized measure.

(1)	Net interest margin represents net interest income divided by average total interest-earning assets.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Unaudited Consolidated Financial Summary

	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$6,508	$2,155	$2,461
Past due 90 days or more, still accruing (1)	10	1	8
Total nonperforming loans	6,518	2,156	2,469
Foreclosed assets	3,356	3,030	3,043
Total nonperforming assets	$9,874	$5,186	$5,512

Allowance for credit losses	$38,776	$25,333	$24,508
Loans, before allowance for credit losses	3,195,540	2,620,253	2,487,785

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.21%	0.97%	0.99%
Allowance for credit losses to nonaccrual loans	595.82	1,175.55	995.86
Allowance for credit losses to nonperforming loans	594.91	1,175.00	992.63
Nonaccrual loans to loans, before allowance for credit losses	0.20	0.08	0.10
Nonperforming loans to loans, before allowance for credit losses	0.20	0.08	0.10
Nonperforming assets to total assets	0.20	0.12	0.13
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.31	0.20	0.22

(1)	Prior to 2023, excludes loans acquired with deteriorated credit quality that are past due 90 or more days and accruing. Such loans totaled $145 thousand as of December 31, 2022 and $25 thousand as of March 31, 2022.

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

ALLOWANCE FOR CREDIT LOSSES ON LOANS	(dollars in thousands)
Beginning balance	$25,333	$25,060	$23,936
Adoption of ASC 326	6,983	—	—
PCD allowance established in acquisition	1,247	—	—
Provision for credit losses	5,101	(653)	(584)
Charge-offs	(142)	(169)	(134)
Recoveries	254	1,095	1,290
Ending balance	$38,776	$25,333	$24,508

Net charge-offs (recoveries)	$(112)	$(926)	$(1,156)
Average loans, before allowance for credit losses	3,012,320	2,600,746	2,507,006

Net charge-offs (recoveries) to average loans, before allowance for credit losses *	(0.02)%	(0.14)%	(0.19)%

*       Annualized measure.

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

PROVISION FOR CREDIT LOSSES	(dollars in thousands)
Loans (1)	$5,101	$(653)	$(584)
Unfunded lending-related commitments (1)	509	—	—
Debt securities	600	—	—
Total provision for credit losses	$6,210	$(653)	$(584)

(1)	Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands)
Net income	$9,208	$13,140	$13,604
Adjustments:
Acquisition expenses (1)	(13,064)	(630)	—
Gains (losses) on sales of closed branch premises	—	—	197
Realized gains (losses) on sales of securities	(1,007)	—	—
Mortgage servicing rights fair value adjustment	(624)	(293)	1,729
Total adjustments	(14,695)	(923)	1,926
Tax effect of adjustments	4,044	177	(549)
Less adjustments, after tax effect	(10,651)	(746)	1,377
Adjusted net income	$19,859	$13,886	$12,227

Average assets	$4,765,290	$4,242,799	$4,343,446

Return on average assets *	0.78%	1.23%	1.27%
Adjusted return on average assets *	1.69	1.30	1.14

*       Annualized measure.

(1)	Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands, except per share data)
Numerator:
Net income	$9,208	$13,140	$13,604
Earnings allocated to participating securities (1)	(5)	(15)	(17)
Numerator for earnings per share - basic and diluted	$9,203	$13,125	$13,587

Adjusted net income	$19,859	$13,886	$12,227
Earnings allocated to participating securities (1)	(13)	(16)	(15)
Numerator for adjusted earnings per share - basic and diluted	$19,846	$13,870	$12,212

Denominator:
Weighted average common shares outstanding	30,977,204	28,752,626	28,986,593
Dilutive effect of outstanding restricted stock units	69,947	91,905	43,646
Weighted average common shares outstanding, including all dilutive potential shares	31,047,151	28,844,531	29,030,239

Earnings per share - Basic	$0.30	$0.46	$0.47
Earnings per share - Diluted	$0.30	$0.46	$0.47

Adjusted earnings per share - Basic	$0.64	$0.48	$0.42
Adjusted earnings per share - Diluted	$0.64	$0.48	$0.42

(1)	The Company has granted certain restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Income and Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$46,837	$42,183	$31,928
Tax-equivalent adjustment (1)	702	698	529
Net interest income (tax equivalent basis) (1)	$47,539	$42,881	$32,457

Net interest margin (tax equivalent basis)
Net interest margin *	4.20%	4.10%	3.08%
Tax-equivalent adjustment * (1)	0.06	0.07	0.05
Net interest margin (tax equivalent basis) * (1)	4.26%	4.17%	3.13%

Average interest-earning assets	$4,523,721	$4,079,261	$4,201,793

*       Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$35,933	$33,110	$24,157
Less: amortization of intangible assets	510	140	245
Adjusted noninterest expense	$35,423	$32,970	$23,912

Net interest income	$46,837	$42,183	$31,928
Total noninterest income	7,437	7,889	10,043
Operating revenue	54,274	50,072	41,971
Tax-equivalent adjustment (1)	702	698	529
Operating revenue (tax equivalent basis) (1)	$54,976	$50,770	$42,500

Efficiency ratio	65.27%	65.85%	56.97%
Efficiency ratio (tax equivalent basis) (1)	64.43	64.94	56.26

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands, except per share data)
Tangible common equity
Total stockholders' equity	$450,098	$373,632	$383,155
Less: Goodwill	59,876	29,322	29,322
Less: Intangible assets, net	22,842	1,070	1,698
Tangible common equity	$367,380	$343,240	$352,135

Tangible assets
Total assets	$5,013,821	$4,286,734	$4,348,965
Less: Goodwill	59,876	29,322	29,322
Less: Intangible assets, net	22,842	1,070	1,698
Tangible assets	$4,931,103	$4,256,342	$4,317,945

Total stockholders' equity to total assets	8.98%	8.72%	8.81%
Tangible common equity to tangible assets	7.45	8.06	8.16

Shares of common stock outstanding	32,095,370	28,752,626	28,967,943

Book value per share	$14.02	$12.99	$13.23
Tangible book value per share	11.45	11.94	12.16

Reconciliation of Non-GAAP Financial Measures –

Return on Average Tangible Common Equity,

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

	(dollars in thousands)
Average tangible common equity
Total stockholders' equity	$422,212	$367,867	$406,289
Less: Goodwill	49,352	29,322	29,322
Less: Intangible assets, net	15,635	1,134	1,844
Average tangible common equity	$357,225	$337,411	$375,123

Net income	$9,208	$13,140	$13,604
Adjusted net income	19,859	13,886	12,227

Return on average stockholders' equity *	8.84%	14.17%	13.58%
Return on average tangible common equity *	10.45	15.45	14.71

Adjusted return on average stockholders' equity *	19.08%	14.98%	12.20%
Adjusted return on average tangible common equity *	22.55	16.33	13.22

*       Annualized measure.